                                                      Exhibit 23

Consent of Independent Registered Public Accounting Firm

Edison International
Rosemead, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Edison International, as listed below, of our report dated
June 13, 2008, relating to the financial statements and supplemental schedule of the Edison  401(k) Savings Plan (the "Plan") appearing in the Plan's Annual
Report on Form 11-K for the year ended December 31, 2007.

       Registration Form      File No.          Effective Date
       --------------------   --------------    --------------------

       Form S-8               333-129442        November 4, 2005
       Form S-8               333-115802        May 24, 2004
       Form S-8               333-101038        November 6, 2002
       Form S-8               333-74240         November 30, 2001

/s/ BDO Seidman, LLP
----------------------------
BDO Seidman, LLP
Costa Mesa, California
June 13, 2008